Exhibit 10.1


               SECOND AMENDED AND RESTATED CREDITORS'
                      SUBORDINATION AGREEMENT

      This Second Amended and Restated Creditors Subordination Agreement (the "Agreement") is made and entered into by ZUNICOM, INC., a Texas corporation (the "Creditor"), for the benefit of COMPASS BANK and its successors and assigns ("Bank").

      WHEREAS, Universal Power Group, Inc., a Texas corporation ("Borrower") has applied to Bank for an increased revolving line of credit in the principal amount of $30,000,000.00 (the "Loan"); and

      WHEREAS, Creditor has heretofore loanded Borrower sums of money, has agreed to forebear correction of sums owed by Borrower to Creditor, and/or may hereafter grant further loans or forebearances to Borrower; and

      WHEREAS, Creditor has previously executed that certain Amended and Restated Creditors' Subordination Agreement dated as of June 19, 2007 in favor of Bank; and

      WHEREAS, as a condition to making the Loan, Bank has required that Creditor continue to subordinate any and all loans and indebtedness heretofore, now or hereafter owed or owing by Borrower to Creditor to any loan or indebtedness heretofore, now or hereafter owed or owing from Borrower to Bank, including, without limitation, any amounts now or hereafter owed or owing under or in connection with the Loan, as well as execute, deliver and perform this Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Borrower and Creditor do hereby covenant and agree with Bank as follows:

      1. Certain Definitions. Unless otherwise defined herein, the following terms have the following meanings:

      "Bank Indebtedness" means the principal of all loans from time to time owing from Borrow to Bank, all interest, whether now or hereafter accrued (including, without limitation, interest accrued subsequent to the filing of petition under any bankruptcy, insolveny or similar law), on such principal amounts of such loans and all other indebtedness, obligations and liaibilities (including without limitation, principal, interest and fees), whether now existing or hereafter incurred, of Borrower to Bank, including



                                Exhibit 10.1 - 1

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(The full text of this Second Amended and Restated Creditors Subordination
Agreement is contained in the accompanying pdf document.)